EXHIBIT 99.2

                        MARKET HUB PARTNERS STORAGE, L.P.
                        MARKET HUB PARTNERS FINANCE, INC.

                          NOTICE OF GUARANTEED DELIVERY

                                       FOR

                            TENDER OF ALL OUTSTANDING
                          8 1/4% SENIOR NOTES DUE 2008
                                 IN EXCHANGE FOR
                          8 1/4% SENIOR NOTES DUE 2008

         This form must be used by a holder of 8 1/4% Senior Notes due 2008 (the "Old Notes") of Market Hub Partners Storage, L.P., a Delaware limited partnership ("MHP Storage"), and its wholly owned subsidiary Market Hub Partners Finance, Inc., a Delaware corporation ("Finance Corp." and, together with MHP Storage, the "Issuers"), who wishes to tender Old Notes to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer -- Guaranteed Delivery Procedures" of the Prospectus, dated (the "Prospectus") of the Issuers, and of certain direct and indirect wholly owned subsidiaries of MHP Storage (the "Subsidiary Guarantors"), and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Old Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or in the Letter of Transmittal.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON ______________, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE").

                     The Exchange Agent for the Exchange is:

                        IBJ SCHRODER BANK & TRUST COMPANY
                             (the "Exchange Agent")

       BY HAND/OVERNIGHT COURIER:                                       BY MAIL:
One State Street
New York, NY 10004

Attn:      Securities Processing                         P.O. Box 84
           Window                                        Bowling Green Station
           Subcellar One (SC-1)                          New York, NY 10274-0084

                                  BY FACSIMILE:
                                 (212) 858-2611

                              CONFIRM BY TELEPHONE:
                                 (212) 858-2103

       DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

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       THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A
LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

       The undersigned hereby tenders to the Issuers, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

       The undersigned hereby tenders the Old Notes listed below:

CERTIFICATE NUMBER(S) (IF KNOWN)
OF OLD NOTES OR ACCOUNT NUMBER    AGGREGATE PRINCIPAL       AGGREGATE PRINCIPAL
AT THE BOOK-ENTRY FACILITY        AMOUNT REPRESENTED          AMOUNT TENDERED


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                            PLEASE SIGN AND COMPLETE


Signature of Registered Holder(s)
or Authorized Signatory:

-------------------------------------------        Date:__________________, 1997

-------------------------------------------        Address:_____________________

Names(s) of Registered Holder(s):__________        -----------------------------

-------------------------------------------        Area Code and Telephone No.

-------------------------------------------        ----------------------------

     This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear ON certificates for Old Notes or ON a security position listing as the owner of Old Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)

Name(s):________________________________________________________________________
________________________________________________________________________________

Capacity:_______________________________________________________________________

Address(es):____________________________________________________________________
________________________________________________________________________________

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                                    GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Old Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility described in the prospectus under the caption "The Exchange Offer--Procedures for Tendering" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York time, ON, OR PRIOR TO, the fifth New York Stock Exchange trading day after the Expiration Date.

Name of Firm ______________________________       ______________________________
                                                         (Authorized Signature)

Address:___________________________________

___________________________________________       Name__________________________
       (Include Zip Code)                                   (Please Print)

Area Code and Tel. No._____________________       Title_________________________

                                                  Dated___________________, 1997

     DO NOT SEND SECURITIES WITH THIS FORM. ACTUAL SURRENDER OF SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.

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                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

         1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

         2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Notes referred to herein, the signature must correspond with the name(s) written ON the face of the Old Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears ON a security position listing as the owner of the Old Notes, the signature must correspond with the name shown ON the security position listing as the owner of the Old Notes.

         If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Old Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears ON the Old Notes or signed as the name of the participant shown ON the Book-Entry Transfer Facility's security position listing.

         If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Issuers of such person's authority to so act.

         3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

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